Exhibit 99.2

HomeXpress Mortgage Corp.

Interim Unaudited Consolidated Financial Statements

As of and for the six months ended June 30, 2025

HOMEXPRESS MORTGAGE CORP.

UNAUDITED CONSOLIDATED BALANCE SHEETS

June 30, 2025 and December 31, 2024

	As of
	June 30, 2025	December 31, 2024

Cash and cash equivalents	$33,885,116	$42,707,343
Restricted cash	5,399,631	4,675,823
Mortgage loans held-for-sale, at fair value	709,270,977	576,859,380
Amounts due from servicer and other receivables	5,218,471	5,131,806
Other real estate owned	2,205,996	3,220,900
Deferred tax assets, net	2,493,538	2,113,962
Property and equipment, net	982,350	744,830
Hedging assets	—	131,328
Other assets	13,812,725	5,786,706

Total assets	$773,268,804	$641,372,078

Liabilities
Warehouse lines of credit	$628,294,587	$512,519,746
Hedging liabilities	607,577	-
Due to affiliates	-	206,250
Accounts payable, accrued expenses and other liabilities	16,462,534	16,669,908
Income taxes payable	-	88,530
Repurchase reserves	3,338,784	3,449,799

Total liabilities	$648,703,482	$532,934,233

Members’ Equity
Common stock, $0.0001 par, 15,000 shares authorized, 10,000 shares issued and outstanding as of June 30, 2025 and June 30, 2024	1	1

Series A preferred stock, $0.0001 par, 3,000,000 shares authorized, 1,723,333 shares issued and outstanding	172	172

Additional paid-in capital	2,081,335	2,081,335
Retained earnings	122,483,814	106,356,337

Total Stockholder’s Equity	124,565,322	108,437,845

Total liabilities and Stockholder’s Equity	$773,268,804	$641,372,078

HOMEXPRESS MORTGAGE CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2025 and 2024

	January 1, 2025 – June 30, 2025	January 1, 2024 – June 30, 2024
REVENUES

Gain on origination and sale of loans, net	$38,525,344	$36,260,525

Interest income	22,835,359	15,069,558

Other	138,024	140,511

Total revenue	61,498,727	51,470,594

EXPENSES

Compensation and benefits	18,880,652	15,379,053

Interest expense	17,158,057	11,780,076

General and administrative	2,552,410	1,837,557

OREO expenses	67,004	869,738

Professional fees	824,824	822,649

Total expenses	39,482,947	30,787,348

EARNINGS BEFORE INCOME TAXES	22,015,780	20,683,246

INCOME TAX EXPENSE	5,888,303	5,799,513

NET INCOME	$16,127,477	$14,883,733

HOMEXPRESS MORTGAGE CORP.

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

For the Six Months Ended June 30, 2025 and 2024

	Common Stock	Series A Preferred Stock	Additional Paid-In Capital	Retained Earnings	Total Stockholder’s Equity
BALANCE – DECEMBER 31, 2024	$1	$172	$2,081,335	$106,356,337	$108,437,845
Net income	-	-	-	16,127,477	16,127,477

BALANCE – June 30, 2025	$1	$172	$2,081,335	$122,483,814	$124,565,322

	Common Stock	Series A Preferred Stock	Additional Paid-In Capital	Retained Earnings	Total Stockholder’s Equity
BALANCE – DECEMBER 31, 2023	$1	$172	$2,081,335	$72,808,919	$74,890,427
Net income	-	-	-	14,883,733	14,883,733

BALANCE – June 30, 2024	$1	$172	$2,081,335	$87,692,652	$89,774,160

HOMEXPRESS MORTGAGE CORP.

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

For the Six Months Ended June 30, 2025 and 2024

	January 1, 2025 – June 30, 2025	January 1, 2024 – June 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$16,127,477	$14,883,733
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	142,019	26,744
(Benefit) provision for repurchase reserves	55,166	587,615
Change in repurchase reserves, net of provision	(166,181)	(863,550)
Fair value adjustment on mortgage loans held-for-sale	(6,106,544)	(3,046,943)
Fair value adjustment on derivative assets	738,905	(477,300)
Origination of mortgage loans held-for-sale	(1,474,555,038)	(1,104,500,312)
Principal repayment, settlements and proceeds from sale of mortgage loans held-for-sale	1,351,345,476	1,091,738,726

Repurchases of mortgage loans	(3,095,490)	(6,293,310)
Write-down and valuation loss on loan transferred to other real estate owned	(426,950)	830,000
Changes in operating assets and liabilities:
Amounts due from servicer and other receivables	(8,776)	-
Other assets	(8,603,636)	1,191,922
Accounts payable, accrued expenses and other liabilities	(2,885,667)	(190,318)
Deferred tax assets, net	(379,577)	(395,998)
Due to affiliates	(206,250)	(393,750)
Income tax receivable and payable	2,984,608	(300,959)
Accrued interest payable to Parent Company	-	(1,056)

Net cash provided by (used in) operating activities	(125,040,458)	(7,204,756)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(98,288)	(68,007)
Capitalized expenditures for internally developed software	(176,368)	(29,660)
OREO improvements	(58,261)	(149,730)
Proceeds from sales of OREO	1,500,115	-

Net cash used in investing activities	1,167,198	(247,397)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings (repayments of) from warehouse lines of credit, net	115,774,841	10,497,328

HOMEXPRESS MORTGAGE CORP.

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

For the 6 Months Ended June 30, 2025 and 2024

	January 1, 2025 – June 30, 2025	January 1, 2024 – June 30, 2024

Net cash provided by (used in) financing activities	115,774,841	10,497,328

Net increase / (decrease) in cash	(8,098,419)	3,045,175

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH – beginning of period	47,383,166	31,968,516

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH – end of period	$39,284,747	$35,013,691

Supplemental Disclosures of Cash Flow Information

Cash paid during the year for:

Interest	$17,716,436	$11,963,925

Taxes, net	$3,283,272	$6,521,470

Noncash Investing and Financing Activities During the Period:

Purchases of property and equipment not yet paid	$14,606	$-

Capitalized expenditures for internally developed software not yet paid	$90,278	$-

HOMEXPRESS MORTGAGE CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025 and 2024

1. ORGANIZATION AND BUSINESS

HomeXpress Mortgage Corp. (the “Company”) was formed as a Delaware corporation on October 16, 2015, and is a wholly owned subsidiary of HX Holdco Corp. (“Parent Company”).

The Company originates and sells mortgage loans secured by residential real estate with up to eight units and principal balances of up to approximately $4.0 million. Substantially all the mortgage loans originated through June 30, 2025 were non-qualified mortgage (“Non-QM”) loans. Non-QM loans are generally loans that do not meet the qualified mortgage guidelines set out by the Consumer Financial Protection Bureau. The Company’s loans are substantially all sourced on a wholesale basis through mortgage brokers. The Company currently sells all the loans it originates on a servicing released basis in which the Company does not retain the related mortgage servicing rights. As of June 30, 2025, the Company conducted consumer-purpose and business-purpose real estate lending in 47 states (including the District of Columbia).

In 2020, the Company began originating Prime Jumbo loans as a delegated correspondent. Additionally, in 2021, the Company became a Federal Housing Administration (“FHA”) approved Title II lender and a Federal Home Loan Mortgage Corporation (“Freddie Mac”) approved seller. In 2022, the Company became an approved lender for loans offered through the U.S. Department of Veterans Affairs program (“VA”). The Company began originating FHA, VA, and Freddie Mac-insured loans in 2022.

In 2024, the Company established two wholly-owned limited liability companies (“LLCs”) to facilitate the establishment of two warehouse lines of credit (see Note 8).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Certain amounts reported in prior periods have been reclassified to conform to the current period presentation.

The accompanying consolidated financial statements include the accounts of the Company and its consolidated subsidiaries (see Note 1). All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents and Restricted Cash

Cash and cash equivalents include all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of generally three months or less. Cash consists of cash balances that have no restrictions as to the Company’s ability to withdraw funds. Cash balances that have restrictions as to the Company’s ability to withdraw funds are considered restricted cash. The restricted cash balances are due to the terms of the Company’s warehouse lines of credit and escrow funds to be returned from recent loan originations to individual borrowers.

HOMEXPRESS MORTGAGE CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025 and 2024

Fair Value Option

The fair value option provides an option to elect fair value as an alternative measurement for selected financial assets, financial liabilities, unrecognized firm commitments, and written loan commitments not previously carried at fair value. The Company elected the fair value option on its mortgage loans held-for sale (“LHFS”). This election was made to mitigate income statement volatility caused by differences in the measurement basis of elected instruments.

Fair Value Measurements

The Company follows the Fair Value Measurements guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, which requires, among other things, a hierarchy that prioritizes inputs to valuation techniques used to measure fair value. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the most advantageous market at the measurement date. Fair value is based on quoted market prices, where available. If listed prices or quotes are not available, fair value is based on internally developed models that primarily use, as inputs, market-based or independently sourced parameters, including but not limited to yield curves, interest rates, volatilities, and credit spreads. In addition to market information, models also incorporate transaction details, such as the maturity of the instrument(s). Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality, constraints on liquidity and unobservable parameters. Valuation adjustments are applied consistently by the Company over time.

Loans Held for Sale

LHFS are measured and reported at fair value. The Company’s fair value election for its LHFS is intended to more accurately reflect the underlying economics of the Company’s operations. With the election of the fair value option for LHFS, loan origination fees, and the related direct loan origination costs associated with the origination of LHFS, are earned and expensed as incurred, respectively.

Revenue derived from the Company’s mortgage lending activities includes certain fees collected at the time of origination and gain or loss from the sale of LHFS. Loan origination income reflects the fees earned, net of lender credits from originating the loans. These consist of fees related to loan origination, discount points, underwriting, processing and other fees. Lender credits typically are related to rebates or concessions for certain loan origination costs.

Gain or loss from the sale and mark-to-market of LHFS includes both realized and unrealized gains and losses and are included in the gain on origination and sale of loans, net in the accompanying consolidated statements of operations. The valuation of LHFS approximates a whole-loan sales value, which includes the value of the related mortgage servicing rights. LHFS are sold servicing released.

The Company principally sells its LHFS to private investors. The Company evaluates its loan sales for sales treatment. To the extent the transfer of loans qualifies as a sale, the Company derecognizes the loans and records the gain or loss on the sale date. In the event the Company determines that the transfer of loans does not qualify as a sale, the transfer would be treated as a secured borrowing. Interest income from loans is recorded on the accrual basis. LHFS are placed on non-accrual status when any portion of the principal or interest is 90 days past due or earlier if factors indicate that the ultimate collectability of the principal or interest is not probable. Interest received from loans on non-accrual status is recorded as income when collected. Loans return to accrual status when the principal and interest become current, and it is probable that the amounts are fully collectible.

HOMEXPRESS MORTGAGE CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025 and 2024

Amounts due from servicer and other receivables

Receivables from loans and other are primarily related to unpaid principal and interest due from borrower payments made to an interim third-party sub-servicer. These receivables are short-term in nature and are generally collected within one month. All such receivables are stated at their carrying value net of a reserve for doubtful accounts, if necessary. As of June 30, 2025, and 2024, there was no reserve for doubtful accounts required for the receivables. All such receivables were collected after June 30, 2025.

On January 1, 2023, the Company adopted FASB Accounting Standards Update (“ASU”) 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASC 326). This ASU replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. CECL requires an estimate of credit losses for the remaining estimated life of the financial asset using historical experience, current conditions, and reasonable and supportable forecasts and generally applies to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities, and certain off-balance sheet credit exposures such as unfunded commitments to extend credit. Financial assets measured at amortized cost are to be presented at the net amount expected to be collected by using an allowance for expected credit losses. The adoption of this ASU did not have a material impact to the Company’s consolidated financial statements.

Derivative Instruments

In accordance with FASB ASC 815, Derivatives and Hedging, the Company records derivative instruments at fair value as either assets or liabilities in the consolidated balance sheets. The Company has accounted for all its derivative instruments as non-designated hedge instruments or free-standing derivatives.

The Company enters into interest rate lock commitments (“IRLCs”) with prospective borrowers to originate mortgage loans at a specified interest rate. These IRLCs are accounted for as derivative instruments. The fair values of IRLCs utilize current secondary market prices for the underlying loans and estimated servicing value with similar coupons, maturity and credit quality, estimated remaining direct expense and market adjusted investor discounts, subject to the anticipated loan funding probability (“Pull-through Rate”). The fair value of IRLCs is subject to change primarily due to changes in interest rates, credit spreads and the estimated Pull-through Rate. The Company reports IRLCs within other assets in the accompanying consolidated balance sheets with changes in fair value being recorded in the accompanying consolidated statements of operations within gain on origination and sale of loans, net.

The Company hedges the changes in fair value associated with changes in interest rates related to IRLCs and uncommitted LHFS by utilizing a combination of derivatives related to two-year and five-year U.S. Treasury futures for its Non-QM loans, and 30-year uniform mortgage-backed securities (“UMBS”) futures contracts for its FHA, VA, and Freddie Mac-insured loans (collectively the “Hedging Instruments”) until committed to an investor. The Hedging Instruments are typically entered into at the time the IRLC is made. The fair value of Hedging Instruments is subject to change primarily due to changes in interest rates. The Company reports Hedging Instruments at fair value within either hedging assets or hedging liabilities in the accompanying consolidated balance sheets with changes in fair value recorded in the accompanying consolidated statements of operations within gain on origination and sale of loans, net.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. In general, computer equipment is depreciated over three years, furniture and office equipment is depreciated over the lesser of five years or the remaining life of the asset, and tenant improvements are amortized over the lesser of the respective estimated useful lives or the remaining life of the corresponding lease agreement.

HOMEXPRESS MORTGAGE CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025 and 2024

Substantially all of the Company’s software platforms are utilized on a subscription basis and the license fees are included in general and administrative expense over the duration of each license.

Internally Developed Software, Net

The Company capitalizes certain costs related to the development of internal-use ~~s~~oftware in accordance with FASB ASC 350-40, Internal-Use Software. Costs incurred during the application development stage, including direct labor, third-party development fees, and certain overhead costs, are capitalized. Costs related to preliminary project planning, training, maintenance, and post-implementation activities are expensed as incurred.

Internally developed software is amortized on a straight-line basis over its respective estimated useful life, generally ranging from three to five years. Amortization expense for internally developed software was $52,462 and $0 for the six months ended June 30, 2025 and June 30, 2024, respectively. The Company reviews internally developed software for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If an impairment exists, the asset is written down to its estimated fair value. Internally developed software, net, is included in property and equipment, net on the accompanying consolidated balance sheets.

Repurchase Reserves

When the Company sells mortgage loans it makes customary representations and warranties to the purchasers about various characteristics of each loan such as the origination and underwriting guidelines, including, but not limited to the validity of the lien securing the loan, property eligibility, borrower credit, income and asset requirements, and compliance with applicable federal, state, and local law. In the event of a breach of its representations and warranties, the Company may be required to either repurchase the mortgage loans with the identified defects or indemnify the investor or insurer for any loss. The Company’s loss may be reduced by proceeds from the sale or liquidation of the repurchased loan. In such event, the Company may have the right to seek a recovery of related repurchase losses from the referring mortgage broker.

In the case of early loan payoffs and early defaults on certain loans, the Company may be required to repay all, or a portion, of the premium initially paid by the investor. The estimated obligation associated with early loan payoffs and early defaults is calculated based on current market conditions and historical loss experience by type of loan.

The Company records a provision for losses relating to such representations and warranties as part of its loan sale transactions. The method used to estimate the liability for representations and warranties is a function of the representations and warranties given and considers a combination of factors, including, but not limited to, estimated future default and loan repurchase rates, the potential severity of loss in the event of default including any loss on sale or liquidation of the repurchased loan, and the probability of reimbursement by the referring mortgage broker. The Company establishes a liability at the time loans are sold and updates its estimated repurchase liability based on actual and industry performance characteristics, and loan decrement (amortization and prepayment) estimates. The level of the repurchase liability is difficult to estimate and requires considerable management judgment. Given that the level of mortgage loan repurchase losses is dependent on economic factors, investor demands for loan repurchases and other external conditions that may change over the lives of the underlying loans, market expectations around losses related to the Company’s obligations could vary significantly from the obligation recorded as of the balance sheet dates.

Marketing and Advertising Costs

The Company originates substantially all its mortgages on a wholesale basis through mortgage brokers and advertises primarily through digital marketing campaigns. The Company expenses advertising costs as incurred. Advertising costs totaled $264,780 and $286,039 for the six months ended June 30, 2025 and

HOMEXPRESS MORTGAGE CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025 and 2024

June 30, 2024, respectively, which are included in general and administrative expenses in the accompanying consolidated statements of operations.

Deferred Income Taxes

The Company accounts for income taxes under the provisions of FASB ASC 740, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates for the year in which the differences are expected to reverse (see Note 12).

The Company files a consolidated tax return with the Parent Company. The Company operates, for tax purposes, pursuant to a tax-sharing arrangement by which certain tax attributes are limited or otherwise modified by virtue of being a group member. To the extent the tax sharing agreement differs from the tax method of allocation pursuant to FASB ASC 740-10-30-27 and 28, such difference between the amount paid or received (tax sharing agreement) and the settlement (method of allocation) will be treated as a dividend or capital contribution. As a member of the Parent Company, the Company is severally liable for certain federal and state income liabilities. Under the arrangement, the Parent Company makes all the decisions with respect to all matters relating to taxes of the consolidated tax group. The provisions of the arrangement take into account both the Company separately and the Company as a member of the consolidated tax group.

Leases

The Company is a lessee in leases of office space and the lease terms range from approximately two years to five years. In accordance with FASB ASC 842, Leases, the Company recognizes a lease liability equal to the present value of future lease payments discounted using its incremental borrowing rate and recognizes a lease asset equal to the lease liability, adjusted for any prepaid or accrued lease payments, lease incentives and initial direct costs. As most of the Company’s leases do not provide an implicit discount rate, the Company applies its incremental borrowing rate, which is based on the information available as of the lease commencement date, in determining the present value of its lease payments.

Other Real Estate Owned

Other Real Estate Owned (“OREO”) represents assets acquired through foreclosure or other proceedings. The Company is deemed to have received physical possession of real estate property collateralizing a mortgage loan when it obtains legal title to the property upon completion of a foreclosure or when the borrower conveys all interest in the property to it through a deed in lieu of foreclosure or similar legal agreement. Foreclosed assets acquired are initially recorded at fair value at the date of foreclosure less estimated costs to sell, which establishes a new cost basis. Any write-down to fair value at the time of transfer to OREO is charged to expense. After foreclosure, valuations are periodically performed by management to ensure that properties recorded in OREO are carried at the lower of cost or fair value less estimated costs of disposal. The fair value of such OREO is typically based on management’s estimates which generally use information including general economic data, broker price opinions, recent sales, property appraisals, and bids, less estimated disposal costs.

3. FAIR VALUE MEASUREMENTS

Fair Value Hierarchy

The application of fair value measurements may be on a recurring or nonrecurring basis depending on the accounting principles applicable to the specific asset or liability or whether management has elected to carry the item at its estimated fair value. FASB ASC 820-10-35 specifies a hierarchy of valuation techniques based on whether the inputs to those techniques are observable or unobservable.

HOMEXPRESS MORTGAGE CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025 and 2024

Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions.

These two types of inputs create the following fair value hierarchy:

•	Level 1: Observable inputs such as quoted prices in active markets;
•	Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
•	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when estimating fair value.

The following tables present the estimated fair value of financial instruments included in the consolidated financial statements as of the dates indicated:

	As of June 30, 2025
	Level	Carrying Amount	Estimated Fair Value
Assets
Cash and cash equivalents	1	$33,885,116	$33,885,116
Restricted Cash	1	5,399,631	5,399,631
LHFS	2	709,270,977	709,270,977
Derivative instruments - IRLCs	3	1,841,559	1,841,559

Liabilities
Hedging liabilities	2	607,577	607,577
Warehouse lines of credit	2	628,294,587	628,294,587

	As of December 31, 2024
	Level	Carrying Amount	Estimated Fair Value
Assets
Cash and cash equivalents	1	$42,707,343	$42,707,343
Restricted cash	1	4,675,823	4,675,823
Hedging assets	2	131,328	131,328
LHFS	2	576,859,380	576,859,380
Derivative instruments - IRLCs	3	597,307	597,307

Liabilities
Warehouse lines of credit	2	512,519,746	512,519,746

The carrying amount of cash and cash equivalents and restricted cash approximates fair value. The carrying amount of warehouse lines of credit approximates fair value due to the short-term nature of the liabilities.

Amounts due to affiliates and the Parent Company are excluded from the fair value tables. Management has concluded that it is not practical to determine the estimated fair value of amounts due to affiliates and the Parent Company, as reported in the accompanying consolidated balance sheets. Disclosure rules for fair value measurements require that for financial instruments for which it is not practicable to estimate fair value, information pertinent to those instruments be disclosed (see Note 11).

HOMEXPRESS MORTGAGE CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025 and 2024

Recurring Fair Value Measurements

The Company assesses its recurring fair value measurements as defined by FASB ASC 820, Fair Value Measurement. Assets measured at estimated fair value on a recurring basis are LHFS and derivative instruments. Transfers between fair value classifications occur when there are changes in pricing observability levels. Transfer of financial instruments among the levels is assumed to occur at the beginning of the reporting period.

The following table presents the Company’s assets and liabilities that are measured at estimated fair value on a recurring basis, including financial instruments for which the Company has elected the fair value option, as of the dates indicated:

		Recurring Fair Value Measurements
		As of June 30, 2025
	Carrying Value	Level 1	Level 2	Level 3
Assets:
LHFS	$709,270,977	$ -	$709,270,977	$-
IRLCs	1,841,559	-	-	1,841,559

Total assets at fair value	$711,112,536	$ -	$709,270,977	$1,841,559

Liabilities:
Hedging liabilities at fair value	$607,577	$ -	$607,577	$-

		Recurring Fair Value Measurements
		As of December 31,2024
	Carrying Value	Level 1	Level 2	Level 3
Assets:
LHFS	$576,859,380	$ -	$576,859,380	$-
Hedging assets	131,328	-	131,328	-
IRLCs	597,307	-	-	597,307

Total assets at fair value	$577,588,015	$ -	$576,990,708	$597,307

The following tables present the activity of Level 3 fair value measurements (derivative instruments – IRCLs) for the six months ended June 30, 2025, and for the year ended December 31, 2024:

	As of June 30, 2025	As of December 31, 2024
Beginning Balance	$597,307	$465,908
Valuation gains / (impairments)	1,244,252	131,399
Purchases, issuances, settlements:
Purchases and additions, net	-	-
Issuances, net	-	-
Settlements, net	-	-

Ending Balance	$1,841,559	$597,307

HOMEXPRESS MORTGAGE CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025 and 2024

As of June 30, 2025, and December 31, 2024, approximately 92% and 90% of the Company’s total assets, respectively, are measured at fair value on a recurring basis. The fair value amounts have been estimated by management using available market information and appropriate valuation methodologies. Considerable judgment is required to interpret market data to develop the estimates of fair value in both inactive and orderly markets. Accordingly, the estimates presented are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The following is a description of the measurement techniques for financial instruments measured at estimated fair value on a recurring basis.

LHFS – LHFS are measured at fair value and sold to investors on a best efforts and mandatory basis. The fair value for these loans is based on a variety of factors including, but not limited to, the estimated value for similar loans in the secondary market, which is primarily based on loan program, credit score, loan-to-value data, note rate and expected sale date of the loan, as well as expected credit spreads on securitization transactions. The valuations for all loans held for sale are adjusted at the loan level to consider the servicing release premium specific to each loan.

Derivative Instruments – The Company’s derivative instruments are carried at fair value as freestanding derivatives. The derivatives include IRLCs with prospective residential mortgage borrowers whereby the interest rate on the loan is determined prior to funding and the borrowers have locked in a set interest rate. The concept of fair value relating to IRLCs is no different than fair value for any other financial asset or liability: fair value is the price at which an orderly transaction to sell the asset or to transfer the liability would take place between market participants at the measurement date under current market conditions. Because IRLCs do not trade in the market, the Company determines the estimated fair value based on expectations of what an investor would pay to acquire the Company’s IRLCs, which utilizes current secondary market pricing information for underlying loans with similar characteristics. The data inputs used in this valuation include, but are not limited to, loan type, underlying loan amount, credit score, loan-to-value data, note rate, loan program, expected sale date of the loan and current market conditions. These valuations are adjusted at the loan level to consider the servicing release premium, investor loan pricing adjustments specific to each loan, and the direct costs to transform the IRLC to a funded loan. For all IRLCs, the base value is then adjusted for the anticipated Pull-through Rate. The anticipated Pull-through Rate is an unobservable input based on historical experience, which results in classification of IRLCs as a Level 3 measurement as of June 30, 2025, and December 31, 2024.

The Company’s Hedging Instruments are used to hedge fair value changes driven by changes in interest rates on the Company’s mortgage loan origination pipeline. The Company hedges the period from the interest rate lock, inclusive of the Pull-through Rate, to the date of the loan sale. The estimated fair value is based on current market prices for similar instruments. There is significant secondary market activity for hedge contracts and pricing is readily available for similar assets, and accordingly the Company classifies its Hedging Instruments as a Level 2 measurement. The Company is generally required to maintain a margin requirement based on the notional positions hedged.

Valuation Techniques and Unobservable Inputs

The following tables presents quantitative information about the valuation techniques and unobservable inputs applied to Level 3 fair value measurements for financial instruments measured at fair value on a recurring basis at June 30, 2025, and December 31, 2024:

HOMEXPRESS MORTGAGE CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025 and 2024

As of June 30, 2025
Financial Instrument	Estimated Fair Value	Valuation Technique	Unobservable Input	Range of Inputs	Weighted Average
Derivative instruments – IRLCS	$1,841,559	Market pricing	Pull-through Rate	15.0%-95.0%	64.4%

As of December 31, 2024
Financial Instrument	Estimated Fair Value	Valuation Technique	Unobservable Input	Range of Inputs	Weighted Average
Derivative instruments – IRLCS	$597,307	Market pricing	Pull-through Rate	15.0%-95.0%	64.9%

Nonrecurring Fair Value Measurements

The Company is required to measure certain assets and liabilities at estimated fair value from time to time. These fair value measurements typically result from the application of specific accounting pronouncements under GAAP. The fair value measurements are considered nonrecurring fair value measurements under FASB ASC 820-10.

OREO Assets – OREO consists of residential real estate acquired in satisfaction of loans. Upon foreclosure, the property value is adjusted to the estimated fair value of the residential real estate less estimated selling and holding costs, or net realizable value establishing a new cost basis.

Subsequent to the initial recognition, the fair value of OREO assets is re-evaluated when indicators of impairment exist, and any declines in value are recognized as a charge to non-interest expense. Fair value is determined primarily using third-party appraisals, broker price opinions, and other market-based valuation techniques, adjusted for estimated selling costs.

The following table presents changes in OREO as of June 30, 2025, and December 31, 2024, respectively:

	As of June 30, 2025	As of December 31, 2024
Beginning Balance	$3,220,900	$743,667
Valuation gains / (impairment)	426,950	(1,265,068)
Purchases, issuances, settlements:
Purchases and additions, net	58,261	6,339,348
Settlements, net	(1,500,115)	(2,597,047)

Ending Balance	$2,205,996	$3,220,900

4. LOANS HELD-FOR-SALE

A summary of the unpaid principal balances of LHFS by type, the fair value adjustments, and the ending balances at fair value as of June 30, 2025 and December 31, 2024 is presented below:

	As of June 30, 2025	As of December 31, 2024
Non-QM	$683,121,056	$560,398,292
Freddie Mac	2,123,250	412,000

HOMEXPRESS MORTGAGE CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025 and 2024

FHA	1,906,458	2,270,804
VA	2,235,385	-
Fair value adjustment	19,884,828	13,778,284

Total LHFS, at fair value	$709,270,977	$576,859,380

As of June 30, 2025 and December 31, 2024, $3,150,655 and $4,596,910 of unpaid principal balance of LHFS were 90 days or more delinquent and were on non-accrual status, with fair values of $2,657,819 and $3,907,004, respectively.

5. DERIVATIVE INSTRUMENTS

Gain on origination and sale of loans, net, is comprised of the following components for the six months ended June 30, 2025, and June 30, 2024:

	For the Six Months Ended June 30, 2025	For the Six Months Ended June 30, 2024
Premium from loan sales	$40,225,007	$33,759,268
Mark to market changes on LHFS	6,106,544	3,046,943
Unrealized gains from derivative instruments	1,244,252	(283,957)
Benefit (provision) for loan repurchase reserves	(55,166)	4,985
Realized gains from Hedging Instruments, net	(742,222)	1,284,570
Loan origination income, net	2,358,858	5,969,579
Direct loan origination costs, net	(10,611,929)	(7,520,864)

Total gain on origination and sale of loans, net	$38,525,344	$36,260,525

The Company enters into IRLCs with prospective borrowers to originate mortgage loans at a specified interest rate. The estimated fair value of the Company’s IRLCs was $1,841,559 and $597,307 as of June 30, 2025, and December 31, 2024, respectively, and are included in other assets in the accompanying consolidated balance sheets.

The Company uses hedging instruments to hedge exposures to fluctuations in interest rates for the mortgages within the Company’s loan origination pipeline. The use of such hedging activities may not be effective to offset any, or more than a portion, of the adverse financial effects of unfavorable movements in interest rates over the limited time the hedges are in place. The fair value of these Hedging Instruments was ($607,577) and $131,328 as of June 30, 2025, and December 31, 2024, respectively.

The following tables include information for the derivative instruments for the dates and periods presented:

	Notional Balance	Total Gains
	As of June 30, 2025	For the Six Months Ended June 30, 2025
Derivative instruments – Hedging	$131,500,000	$742,222
Derivative instruments – IRLCs	$264,563,885	$(1,244,252)

	Notional Balance	Total Gains
	As of December 31, 2024	For the Twelve Months Ended December 31, 2024
Derivative instruments – Hedging	$50,200,000	$807,585
Derivative instruments – IRLCs	$184,780,118	$131,399

HOMEXPRESS MORTGAGE CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025 and 2024

Total gains, inclusive of both realized and unrealized amounts, is included in the Company’s gain on origination and sale of loans, net, within the accompanying consolidated statements of operations.

6.  PROPERTY AND EQUIPMENT, NET

As of June 30, 2025, and December 31, 2024, property and equipment, net consisted of the following:

	As of June 30, 2025	As of December 31, 2024
Computer equipment and software	$798,175	$685,281
Furniture and fixtures	122,022	122,022
Leasehold improvements	145,728	145,728
Internally developed software	632,378	365,732
Total property and equipment	1,698,303	1,318,763
Less: accumulated depreciation	(715,952)	(573,933)

Total property and equipment, net	$982,350	$744,830

Depreciation and amortization expense for property and equipment was $89,557 and $26,744 for the six months ended June 30, 2025, and June 30, 2024, respectively, which is included in general and administrative expense in the accompanying consolidated statements of operations.

7.  OTHER ASSETS

As of June 30, 2025, and December 31, 2024, other assets consisted of the following:

	As of June 30, 2025	As of December 31, 2024
Loan originations in process	$3,289,114	$2,033,089
Right-of-use lease assets	970,175	1,242,126
Deferred debt issuance costs (net of amortization)	161,359	342,310
Derivative instruments - IRLCs	1,841,559	597,307
Prepaid expenses	517,456	445,195
Warehouse settlements in process	2,711,691	961,508
Other	4,321,371	165,171

Total other assets	$13,812,725	$5,786,706

Loan originations in process are assets for loans where the origination process is not fully completed, but loan funds have been advanced to the escrow or settlement agents to fund the loans at a future date. Loans are typically originated within two days after such funds are advanced. Warehouse settlements in process are assets for loans where loan sale funds have been sent to the warehouse bank, but the warehouse bank has not applied the funds.

8.  WAREHOUSE LINES OF CREDIT

As of June 30, 2025, the Company had seven warehouse financing facilities under Master Repurchase Agreements (“MRA”) with various lenders. These warehouse facilities are used to fund, and are secured by, the residential mortgage loans originated by the Company which are classified as loans held-for-sale.

HOMEXPRESS MORTGAGE CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025 and 2024

Two of the MRAs required the establishment of the LLCs to facilitate the warehouse fundings. These LLCs are consolidated as part of the Company’s consolidated financial statements.

The Master Repurchase Agreements contain certain various affirmative, negative, and financial covenants. The covenants include leverage restrictions, minimum levels of liquidity and net worth, and profitability. The Company was in compliance with these covenants as of June 30, 2025.

The following table presents certain information on the Company’s warehouse facilities as of June 30, 2025:

	Maximum Borrowing Capacity	Maximum Allowance Advance Rates (%)	Balance Outstanding	Maturity Date
Short-term borrowings
Repurchase agreement 1 (1)	$100,000,000	89.9%	$64,227,374	July 2, 2026
Repurchase agreement 2 (2)	100,000,000	90%	52,745,317	March 31, 2026
Repurchase agreement 3 (3)	250,000,000	90%	213,055,517	October 17, 2025
Repurchase agreement 4 (4)	150,000,000	88.9%	84,267,591	September 8, 2025
Repurchase agreement 5 (5)	50,000,000	71.8%	1,292,749	December 17, 2025
Repurchase agreement 6 (6)	200,000,000	89.8%	108,286,677	December 17, 2025
Repurchase agreement 6 (7)	150,000,000	92.8%	104,419,363	November 11, 2025

Total amounts	$1,000,000,000		$628,294,587

(1)	The interest rate range under this facility is the T~~e~~rm Secured Overnight Financing Rate (“SOFR”) plus 2.75% with a floor of 4.00% for all products.

(2)	The interest rate range under this facility is 30 Day SOFR plus 2.90% to 3.10% with a floor of 4.50%. The warehouse facility has an automatic renewal feature.

(3)	The interest rate range under this facility is the 30 Day SOFR plus 2.00% margin.

(4)	The interest rate range under this facility for performing loans is the Term SOFR plus 2.0%.

(5)	The interest rate range under this facility is the Daily SOFR plus 2.00% to 2.25% depending on the product.

(6)	The interest rate range under this facility for performing loans is Daily Simple SOFR plus 1.75%.

(7)	The interest rate range under this facility for performing loans is the Term SOFR plus 1.75% to

1.85% depending on the product.

9.  OTHER BORROWINGS

In April 2020, the Company obtained a Paycheck Protection Program (“PPP”) loan in the amount of $3,190,200. The PPP loan, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses under the Small Business Administration (“SBA”). The Company then obtained a second loan in the amount of $2,000,000 under the PPP in February

HOMEXPRESS MORTGAGE CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025 and 2024

2021. The loans and accrued interest thereon are generally forgivable if the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness is to be reduced if the borrower terminates employees or reduces salaries during the applicable measurement period. Each of the PPP loans were forgiven by the SBA in their entirety in 2022. The forgiveness was accounted for as debt extinguishment which resulted in a gain of $5,190,200. The Employee Retention Credit (“ERC”) was a refundable tax credit designed to encourage employers to retain employees during the COVID-19 pandemic and was part of the CARES Act. The Company did not claim or receive any ERC funds.

The SBA reserves the right to audit any PPP loan, regardless of size. These audits may occur after forgiveness has been granted. In accordance with the CARES Act, all borrowers are required to maintain their PPP loan documentation for six years after the PPP loan was forgiven or repaid in full and to provide that documentation to the SBA upon request.

10.	ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER LIABILITIES

As of June 30, 2025, and December 31, 2024, accounts payable, accrued expenses and other liabilities consisted of the following:

	As of June 30, 2025	As of December 31, 2024
Accounts payable and accrued expenses	$6,697,856	$5,368,558
Accrued compensation and incentive plans	5,172,691	6,314,901
Warehouse lines of credit interest and fees payable	2,096,561	2,676,660
Escrow balances payable	765,081	506,009
Lease liabilities	1,453,319	1,526,753
Other	277,027	277,027

Total accounts payable, accrued expenses and other liabilities	$16,462,534	$16,669,908

11.  RELATED PARTY TRANSACTIONS

The Company has a line of credit borrowing arrangement with its Parent Company whereby the Company may borrow up to $5,333,333 at an annual borrowing rate of interest of 12.0% calculated on a noncompounding basis. Before it was amended, the Company held an option to defer interest payments. During 2023, the Company amended this line of credit agreement, requiring interest be paid on a quarterly basis in arrears. Additionally, the amendment required the Company to pay all unpaid and deferred interest due as of June 30, 2023, totaling $3,413,195, to the Parent Company no later than July 31, 2023. The Company paid this amount to the Parent Company in July 2023. In November 2024, the Company paid $3,199,389 representing the total principal and interest balance on the line at that time. The line of credit expires in December 2025.

As of June 30, 2025 and December 31, 2024, there was no outstanding balance or interest payable under the line of credit.

Interest expense of $0 and $192,111 was recognized by the Company during the six months ended June 30, 2025 and June 30, 2024, respectively. Borrowings under the line of credit were expressly subordinated to the amounts borrowed under the seven financing facilities described in Note 8.

There were no loan sales to affiliates of the Parent Company during the six months ending June 30, 2025 or year ended December 31, 2024.

HOMEXPRESS MORTGAGE CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025 and 2024

The Company files a consolidated federal income tax return with its Parent Company (see Note 12).

During 2021, the Company entered into consulting agreements with several individuals who were also employees of an affiliate of the Parent Company. During the six months ending June 30, 2025 and June 30, 2024, the total amount of fees incurred under these agreements were $247,500 and $337,500, respectively, which are included within professional fees in the accompanying consolidated statements of operations. As of June 30, 2025 and June 30, 2024, $0 and $206,250, respectively, of such fees were due to affiliates.

12. INCOME TAXES

The computation of the effective tax rate and provision at each interim period requires the use of certain estimates and significant judgment including, but not limited to, the expected operating income for the year, projections of the proportion of income that is subject to tax, permanent differences between the Company’s GAAP earnings and taxable income, and the likelihood of recovering deferred tax assets existing as of the balance sheet date. The estimates used to compute the provision for income taxes may change throughout the year as new events or shifts in the jurisdictional mix of earnings occur, additional information is obtained or as tax laws and regulations change. Accordingly, the effective tax rate for future interim periods may vary materially.

The Company recorded current income tax expense of $5,888,303 and $5,799,513 for the six months ended June 30, 2025 and June 30, 2024, respectively.

The Company evaluates and records liabilities for uncertain tax positions when it is more likely than not that a tax position will not be sustained upon examination. No material and non-routine positions have been identified as uncertain tax positions.

13. COMMITMENTS AND CONTINGENCIES

Repurchase Reserves

When the Company sells loans, it is required to make normal and customary representations and warranties about the loans. The whole loan sale agreements generally require the Company to repurchase loans if a representation or warranty is breached. In addition, the Company also could be required to repurchase loans as a result of borrower fraud or if a payment default occurs on a mortgage loan shortly after its sale. The Company may also be required to repay some or all of the premium initially paid by the purchaser in the case of early loan payoffs and early payment defaults. The Company has established a repurchase reserve for its estimate of losses from expected loan repurchases and premium recapture. The provision for estimated repurchase losses and premium recaptures is included in the gain on origination and sale of loans, net on the accompanying consolidated statements of operations. The settlements, net, for the six months ended June 30, 2025 and year ended December 31, 2024, were primarily related to the repayment of premiums on early loan payoffs.

The activity related to the Company’s loan repurchase reserves for previously sold loans for the six months ended June 30, 2025 and year ended December 31, 2024, is as follows:	As of June 30, 2025	As of December 31, 2024
Beginning balance	$3,449,799	$5,234,879
(Benefit) / provision for loan repurchases	55,166	(1,138,942)
Recoveries of repurchase reserves	-	200,000
Settlements, net	(166,181)	(846,138)

Ending balance	$3,338,784	$3,449,799

HOMEXPRESS MORTGAGE CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025 and 2024

Lease Commitments

As of June 30, 2025, the Company had office leases for its two primary facilities located in Santa Ana, California, and Tampa, Florida. The Company’s corporate office is in Santa Ana, California. In 2024, the Company renewed its Santa Ana, California lease and extended it to September 2027. The Company’s lease for Tampa, Florida is active through July 2026. Lease expense for the six months ended June 30, 2025 and June 30, 2024, was $327,552 and $713,590, respectively, and is included in general and administrative in the accompanying consolidated statements of operations.

As of June 30, 2025, the Company’s future minimum annual lease commitments under the leases were as follows:

Period ended June 30:
2026	$719,197
2027	622,370
2028 and thereafter	237,894

Total lease commitments	1,579,521

Less: imputed interest	(126,202)

Total lease liabilities	$1,453,319

As of June 30, 2025, the Company’s right-of-use assets of $970,175 are included in other assets and lease liabilities of $1,453,319 are included in accounts payable, accrued expenses and other liabilities in the accompanying consolidated balance sheets.

The weighted average lease term and weighted average discount rate as of June 30, 2025 were 2 years and 7%, respectively.

Risks and Uncertainties

In the normal course of business, companies in the mortgage banking industry encounter certain economic and regulatory risks. Economic risks include inflation, interest rate risk, credit risk, market risk and regulatory risk. The Company is subject to interest rate risk to the extent that in a rising interest rate environment, the Company may experience a decrease in loan production, which will negatively impact the Company’s operations. Credit risk is the risk of default that results from borrowers’ inability or unwillingness to make contractually required payments.

Market risk reflects changes in the liquidity and credit spreads within the secondary loan markets which impacts the value of LHFS and commitments to originate loans. Regulatory risks include administrative enforcement actions and/or civil or criminal liability resulting from the Company’s failure to comply with the laws and regulations applicable to the Company’s business.

Legal

The Company may be subject to various claims and actions which arise in the ordinary course of business. In accordance with FASB ASC 450, the Company establishes an accrued liability for litigation when those matters present loss contingencies that are both probable and reasonably estimable. In such matters, there may be an exposure to losses in excess of any such amounts whether accrued or not. Any estimated loss is subject to significant judgment and is based upon currently available information, a variety of assumptions, and known and unknown uncertainties.

The matters underlying the estimated loss could change from time to time, and actual results may vary significantly from the current estimate. Therefore, any estimate of possible loss represents what the Company would believe to be an estimate of possible loss only for certain matters meeting these criteria. It would not represent the Company’s maximum loss exposure.

HOMEXPRESS MORTGAGE CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025 and 2024

Based on the Company’s current understanding of its legal matters, management does not believe that it has any material active or pending litigation, claims, or assessments as of June 30, 2025.

As of June 30, 2025, the Company carried fidelity and specified errors and omissions insurance coverage, each with an aggregate liability limit of $3,000,000. The Company also had $5,625,000 in surety bond coverage in place as of June 30, 2025, for state licensing purposes.

Employment Agreement

On November 15, 2015, the Company entered into an employment agreement with its Chief Executive Officer (“CEO”) which renews automatically on an annual basis unless written notice by the Company or CEO is given 60 days prior to the renewal date. No such notice was given by either the Company or the CEO and the agreement is effective until at least November 15, 2025. The agreement describes the duties and responsibilities of the CEO which include all executive, administrative, financial, and supervisory services required in connection with the CEO position. The CEO has a base salary which is to be reviewed annually by the Board of Directors of the Company and provides for an annual bonus plan which is based on a percentage of the Company’s goals achieved for the year. There are provisions in the agreement to cover termination for cause, termination without cause, death, and termination by the CEO.

Cash and Cash Equivalents and Restricted Cash

The Company maintains all its cash with major financial institutions. Typically, the Company’s cash balances are in excess of the amounts insured by the Federal Deposit Insurance Corporation (“FDIC”).

Certain balances on deposit for daily loan funding with financial institutions providing the Company with warehouse funding may exceed the FDIC insurance coverage limits. The Company’s cash equivalents are primarily comprised of money market securities and are held at a registered broker-dealer.

If the financial institutions where the Company maintains non-interest bearing and interest-bearing cash accounts were to fail, the Company could lose all or a portion of those amounts held in excess of such insurance limitations.

Actual events involving limited liquidity, including access to warehouse lines of credit, defaults, nonperformance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services or mortgage and real estate industries or those industries generally, or concerns about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity constraints. The Company did not experience any such liquidity issues during 2025 or 2024.

As of June 30, 2025, and December 31, 2024, the Company’s restricted cash balance consisted of the following:

	As of June 30, 2025	As of December 31, 2024
Amounts on deposit for escrows	$765,081	$506,009
Amount on deposit for warehouse banks	3,750,000	3,825,214
Amount on deposit for Hedging Instruments	884,550	344,600

Total restricted cash	$5,399,631	$4,675,823

14. CONCENTRATIONS

The Company originates residential mortgage loans and generates revenues from the origination and sale of these loans. Although management closely monitors market conditions, such activity is sensitive to

HOMEXPRESS MORTGAGE CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025 and 2024

fluctuations in prevailing interest rates and the real estate markets. Most of the properties securing the LHFS are located in California, Florida, and Texas, and a downturn in economic conditions in these regions’ real estate markets could have a material adverse impact on the Company’s financial condition and results of its operations.

For the six months ended June 30, 2025, the Company’s loan originations, as a percentage of loan principal funded, were secured by real estate in the following states:

State	% of Originations
California	28%
Florida	16%
Texas	11%
Hawaii	4%
All other states	42%

The Company sells loans to various third-party investors. The five largest investors represented approximately 90% of the Company’s loan sales for the six months ending June 30, 2025.

15. STOCKHOLDER’S EQUITY

Common Stock

In December 2015, the Board of Directors of the Company authorized the Company to issue 15,000 shares of common stock with a par value of $0.0001 per share. As of June 30, 2025, the number of shares of common stock issued and outstanding and held by the Parent Company was 10,000. The CEO was issued 2,500 shares of restricted common stock effective November 2019 under a Restricted Stock Agreement.

The restricted common stock shares allocated to the CEO have a vesting expiration date of November 15, 2025. The shares are not transferrable until they vest, and the CEO must be an employee at the time they vest to acquire the shares free of restriction. If the shares are not vested by the vesting expiration date, they expire. The holder of the restricted common stock shares is not deemed to be a shareholder by virtue of the grant of the restricted common stock shares and does not have any shareholder voting rights until the shares vest. Vesting for the restricted common stock shares is conditioned upon repayment in full by the Company to the Parent Company of both a) its outstanding line of credit balance with all accrued interest, and b) redemption of all the outstanding Series A Preferred Stock at the issue price per share.

In December 2020, the Company’s Board of Directors authorized the issuance of an additional 488 shares of restricted common stock to be granted to additional members of Company management. These shares vest with the occurrence of a change of control of the ownership of the Company. All 488 shares of restricted common stock were issued in January 2021. There were no issuances of restricted common stock during the six months ended June 30, 2025 or the year ended December 31, 2024.

The holder of the common stock is entitled to one vote for each share held at all meetings of stockholders. The number of authorized shares of common stock may be increased or decreased, subject to the terms and restrictions of the Certificate of Incorporation, by the affirmative vote of a majority of the outstanding shares of capital stock of the Company that are entitled to vote.

Series A Preferred Stock

In December 2015, the Board of Directors of the Company authorized the Company to issue 3,000,000 shares of Series A Preferred Stock with a par value of $0.0001 per share. As of June 30, 2025, the number of shares of Series A Preferred Stock issued and outstanding was 1,723,333 and all the Series A Preferred Stock shares were held by the Parent Company.

HOMEXPRESS MORTGAGE CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025 and 2024

The Series A Preferred Stock has certain preferential and protective privileges with respect to dividend payments and proceeds from the sale, merger, liquidation, dissolution or wind up of the Company. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Company.

The shares of the Series A Preferred Stock are not convertible into common stock and the holders of the Series A Preferred Stock have no redemption rights. The Company, at its option, on or after December 1, 2018, may redeem in whole or in part, on a pro rata basis the Series A Preferred Stock by paying in cash a sum equal to the original Series A Preferred Stock issue price per share plus all declared and unpaid dividends on each such share. There were no declared and unpaid dividends on the Series A Preferred Stock for the six months ended June 30, 2025 or the year ended December 31, 2024.

The holder of the Series A Preferred Stock is entitled to one vote for each share held at all meetings of stockholders. The explicit rights and privileges of the Series A Preferred Stock are detailed in the Certificate of Incorporation.

16. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 3, 2025. Subsequent events are events or transactions that occur after the balance sheet date but before consolidated financial statements are available to be issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements.

On October 1, 2025, the Company was acquired by Chimera Investment Corporation (“Chimera”) as disclosed in Chimera’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2025.